UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported):  April 11, 2013

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado (Address of principal executive offices)	80021 (Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2013, the Board of Directors (the “Board”) of Level 3 Communications, Inc. (“Level 3” or the “Company”) took several actions relating to the leadership of the Company.

The Board appointed Jeff K. Storey, 52, to the position of President and Chief Executive Officer of the Company effective immediately, succeeding Mr. James Q. Crowe as Chief Executive Officer.  The Board also nominated Mr. Storey for election to the Board at the Company’s 2013 Annual Meeting of Stockholders, which is scheduled for May 23, 2013. Mr. Crowe will not be nominated for reelection to the Board.   As a result of these actions, Mr. Crowe’s term as a Board member will expire at the conclusion of the Company’s 2013 Annual Meeting of Stockholders and his employment with the Company will terminate after a short transition period.

Mr. Storey has been the Company’s President and Chief Operating Officer since 2008.  From December 2005 until May 2008, Mr. Storey, was President — Leucadia Telecommunications Group of Leucadia National Corporation, where he directed and managed Leucadia’s investments in telecommunications companies.  Prior to that, beginning in October 2002 Mr. Storey was President and Chief Executive Officer of WilTel Communications Group, LLC until its sale to the Company in December 2005. Prior to this position, Mr. Storey was Senior Vice President — Chief Operations Officer, Network for Williams Communications, Inc., where he had responsibility for all areas of operations for the company’s communications network, including planning, engineering, field operations, service delivery and network management.

Effective with his election as President and Chief Executive Officer, the Board’s Compensation Committee increased Mr. Storey’s base salary to $950,000 from $650,000 and increased his annual long-term incentive award compensation to 100,000 outperform stock appreciation rights, or OSOs, from 75,000 and to 100,000 restricted stock units, or RSUs from 75,000.  Mr. Storey will continue to participate in the Company’s 2012 Management Incentive and Retention Plan at the award levels originally granted to him.  The Compensation Committee has also determined that Mr. Storey as the President and Chief Executive Officer will continue to be a Participant in the Company’s Key Executive Severance Plan (the “KESP”).

Prior to April 11, 2013, the definition of “Participant” in the KESP expressly excluded the Company’s Chief Executive Officer, because Mr. Crowe, the Company’s Chief Executive Officer at the time the KESP was adopted, was a party to an employment agreement with the Company.  As Mr. Storey has not entered into an employment agreement in connection with his appointment as the Company’s President and Chief Executive Officer, the Compensation Committee has amended the KESP, effective April 11, 2013, to permit the Company’s Chief Executive Officer to be a “Participant” under the Plan.

The amendment to the KESP is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference as if set forth in full.

As a result of the Board’s actions on April 11, 2013, Mr. Crowe will be entitled to receive the severance and other benefits outlined in Section 6(d) of his employment agreement.

Item 9.01. Financial Statements and Exhibits

(a)              Financial Statements of Business Acquired

None

(b)              Pro Forma Financial Information

None

(c)               Shell Company Transactions

None

(d)              Exhibits

10.1                        Amendment to the Key Executive Severance Plan, dated as of April 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date:  April 11, 2013

Exhibit Index

Exhibit	Description

10.1	Amendment to the Key Executive Severance Plan, dated as of April 11, 2013